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                                                                    EXHIBIT 23.2

We consent to the reference to our firm under the captions "Selected Financial Information of Bull Run" and "Experts" and to the use of our reports dated February 9, 1999, except as to Notes 4 and 7, as to which the date is March 24, 1999, with respect to the financial statements and schedule included in the Proxy Statement of Bull Run Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Bull Run Corporation.


                                                /s/ ERNST & YOUNG LLP


Atlanta, Georgia
August 5, 1999